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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is effective as of the 2nd day of June, 2000, among Invensys Holdings B.V. i.o., a corporation organized under the laws of The Netherlands ("Invensys Holdings B.V."), Invensys B.V. i.o., a corporation organized under the laws of The Netherlands ("Invensys B.V.", collectively with Invensys Holdings B.V ("Assignors")), and Invensys Holdings Limited, a company organized under the laws of England and Wales ("Assignee").

                  WHEREAS, Invensys plc, a public limited company organized under the laws of England and Wales ("Parent") has entered into an Offer Agreement (the "Offer Agreement") dated as of May 31, 2000 between Parent, on behalf of itself and Assignors, and Baan Company N.V., a corporation organized under the laws of The Netherlands ("Baan"); and

                  WHEREAS, Parent has determined to assign, on behalf of Assignors, their rights and obligations under the Offer Agreement to Assignee;

                  NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee agree as follows:

                  1. Assignors hereby transfer and assign to Assignee all of Assignors' rights, of whatever kind or nature, whether contingent or absolute, under the Offer Agreement.

                  2. Assignee hereby accepts the transfer and assignment of all of Assignors' rights under the Offer Agreement and assumes and agrees to perform all obligations of Assignors under the Offer Agreement.

                  3. Assignors acknowledge and agree that Assignee will have the right to assign further the rights assigned hereunder to any direct or indirect wholly owned subsidiary of Parent; provided that no such assignment shall relieve Assignee of its obligations under this Agreement, including, without limitation, its obligation to perform all obligations of Assignors in connection with such rights.

                  4. This Agreement may be executed in counterparts and shall be effective when each party has executed and delivered a counterpart. All such counterparts together shall constitute one and the same letter agreement. No term or provision of this Agreement may be waived, modified or amended unless both
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parties have executed a written instrument evidencing the same.

                  5. This Agreement shall be governed by and construed in accordance with the laws of New York (without giving effect to the principles of conflicts of law).
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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement on the date first above written.

                                        Assignors:

                                        INVENSYS HOLDINGS B.V. I.O.

                                        By: INVENSYS PLC, its intended owner

                                        By: /s/ James C. Bays
                                            ________________________
                                            Name:  James C. Bays
                                            Title: Attorney-in-Fact

                                        INVENSYS B.V. I.O.

                                        By: INVENSYS PLC, its intended owner

                                        By: /s/ James C. Bays
                                            ________________________
                                            Name:  James C. Bays
                                            Title: Attorney-in-Fact

                                        Assignee:

                                        INVENSYS HOLDINGS LIMITED

                                        By: /s/ James C. Bays
                                            ________________________
                                            Name:  James C. Bays
                                            Title: Director